EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Form SB-2 being filed under the Securities Act of 1933 by Associated Automotive Group Incorporated of our report dated August 17, 2001, relating to our audits of the consolidated financial statements of C&K Auto Imports, Inc., as of December 31, 2000 and 2001.

/s/ GOLF & WROBLESKI CPA'S, LLP
GOLF & WROBLESKI CPA'S, LLP
Certified Public Accountants

New York, New York
August 8, 2002